SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential,  for  Use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to `240.14a-11(c) or `240.14a-12

PMC-Sierra, Inc.
------------------------------------------------
(Name of Registrant as specified in its charter)

------------------------------------------
(Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:
        ________________________________________________________________________

(2)     Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:
        ________________________________________________________________________

(4)     Proposed maximum aggregate value of transaction: _______________________
(5)     Total fee paid: ________________________________________________________


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid: ________________________________________________
(2)     Form, Schedule or Registration Statement No.: __________________________
(3)     Filing Party: __________________________________________________________
(4)     Date Filed: ____________________________________________________________

                                PMC-SIERRA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           to be held on June 15, 2000

         The 2000 Annual Meeting of Stockholders of PMC-Sierra, Inc. (the "Company") will be held on Thursday, June 15, 2000 at 12:00 Noon, local time, at the Embassy Suites Hotel located at 9000 SW Washington Square Road, Tigard, Oregon, to act on the following matters:

         1. To elect directors of the Company to serve for the ensuing year and until the next Annual Meeting or the election of their successors.

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock by 700,000,000 shares to a total of 900,000,000 shares.

         3. To change the automatic annual increase in shares reserved under the 1994 Incentive Stock Plan and to restrict the Administrator of the 1994 Incentive Stock Plan from reducing the exercise prices of options and stock purchase rights granted to executive officers and directors.

         4. To change the automatic option grants under the 1994 Incentive Stock Plan to non-employee directors from 20,000 shares of Common Stock to 40,000 shares upon appointment and from 5,000 shares to 10,000 shares annually thereafter, provided such non-employee directors are re-elected to the Board of Directors.

         5. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2000 fiscal year.

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         These  matters  are  more  fully   described  in  the  Proxy  Statement
accompanying this Notice.

         Only stockholders of record at the close of business on April 18, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

                                     Robert L. Bailey,
                                     Chairman and Chief Executive Officer


         April 28, 2000

                                    IMPORTANT

      To ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. If you attend the meeting, you may vote in person even if you returned a proxy.

                                PMC-SIERRA, INC.

                           ---------------------------

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                           ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of PMC-Sierra, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, June 15, 2000 at 12:00 Noon, local time, or at any adjournments thereof. The Annual Meeting will be held at the Embassy Suites Hotel located at 9000 SW Washington Square Road, Tigard, Oregon. The Company's principal office is located at 105-8555 Baxter Place, Burnaby, British Columbia, V5A 4V7, Canada. Its telephone number at that location is (604) 415-6000. The Company's principal subsidiary is a Canadian corporation named PMC-Sierra, Ltd. References in this proxy statement to "PMC" or the "Company" mean the parent company, PMC-Sierra, Inc. References to "LTD" mean PMC's principal subsidiary.

         This proxy statement is being mailed on or about May 2, 2000 to all stockholders entitled to vote at the Annual Meeting.

         All information in this document reflects the stock splits effected in May 1999 and February 2000.

Record Date and Share Ownership

         Only holders of Common Stock of record at the close of business on April 18, 2000 (the "Record Date") are entitled to notice of and vote at the Annual Meeting. At the Record Date, 140,609,127 shares of the Company's Common Stock were issued and outstanding. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

Stockholders' Proposals for 2001 Annual Meeting

         Proposals to be presented by stockholders of the Company at the 2001 Annual Meeting must be received by the Company no later than January 1, 2001 for inclusion in the proxy statement and form of proxy relating to that meeting.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company's Secretary at 650 Page Mill Road, Palo Alto, CA 94304-1050, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the meeting and voting in person.

Voting and Solicitation

         Each holder of Common Stock outstanding on the Record Date is entitled to one vote for each share held. In addition, since cumulative voting applies to the Company's Common Stock in the election of directors, if any stockholder at the meeting and prior to the voting gives notice of the stockholder's intention to cumulate votes for the election of directors, then every stockholder, or the stockholder's proxy, who is entitled to vote upon the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five nominees.

         The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Proposals Two, Three and Four require the affirmative vote of a majority of the shares outstanding on the Record Date. Approval of each other matter requires the affirmative vote of a majority of the required quorum.

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

         Votes Cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's proxy solicitor. The Inspector will also determine whether a quorum is present.

         The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company Inc. to solicit proxies, for which the Company estimates that it would pay fees of approximately $20,000 plus out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information known to the Company regarding beneficial ownership of Common Stock of the Company as of March 31, 2000 by (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each of the Company's directors, and
(iv) all current directors and executive officers as a group.

                                                                                                        Approximate
                                                                                                          Percentage
                                    Name (1)                                        Number of Shares      Ownership

AMVESCAP PLC (2)(5).............................................................         9,743,060           7.0%
Capital Research and Management Company(2)(3)...................................         7,973,200           5.7%
Putnam Investments, Inc. (2)(4).................................................         7,291,536           5.2%
FMR Corp.(2)(6).................................................................         7,303,158           5.2%
James V. Diller(7)..............................................................         3,205,887           2.3%
Robert L. Bailey(8).............................................................         2,848,420           2.0%
Gregory D. Aasen(9).............................................................         1,474,974           1.1%
John W. Sullivan(10)............................................................           272,449            *
Alexandre Balkanski(11).........................................................           155,012            *
Colin Beaumont(12)..............................................................            61,498            *
Frank Marshall(13)..............................................................           258,278            *
All current directors and executive officers as a group(7 persons)(14)..........         8,276,518           5.8%
____________________
*     Less than 1%.

(1) The beneficial owners named in the table have sole voting and investment power with respect to the shares, except as indicated.
(2) Based on statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. The Company has not independently verified these statements or more current holdings of such stockholders.
(3) Capital Research and Management Group advises Smallcap World Fund, Inc. Smallcap World Fund, Inc. is the beneficial owner of 3,990,000 shares of the Company's Common Stock. The address of Capital Research and Management Company and Smallcap World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071.
(4) Putnam Investments, Inc. ("PI") beneficially own 7,291,536 shares. PI's wholly-owned investment advisers Putnam Investment Management, Inc. ("PIM") has shared dispositive power with respect to 6,489,880 of those shares, and Putnam Advisory Company, Inc. ("PAC") has shared dispositive power with respect to 801,656 of those shares. PAC also holds shared voting power with PI with respect to 173,300 of those shares. PI's, PIM's and PAC's address is One Post Office Square, Boston, Massachusetts 02109.
(5) AMVESCAP PLC has shared voting and dispositive power with respect to all 9,743,060 shares with AVZ, Inc., AIM Management Group, Inc. AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO (NY) Asset Management, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc. and INVESCO Realty Advisors, Inc., all of which are holding companies, and with INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., and INVESCO Realty Advisers, Inc., its investment advisers. The addresses for AMVESCAP PLC and its other holding companies and investment advisers is 11 Devonshire Square, London EC2M 4YR, England or 1315 Peachtree Street, N.E., Atlanta, Georgia 30309.
(6) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. ("FMR"), is an investment adviser to FMR and the beneficial owner of 6,705,100 shares. Edward C. Johnson, III, Chairman of FMR, and FMR through its control of Fidelity, has sole dispositive power over 6,705,100 shares. FMR through its control of Fidelity, has sole voting power over 6,705,100 shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.
(7) Includes 1,215,401 shares subject to options exercisable within 60 days after March 31, 2000. Mr. Diller's address is c/o PMC-Sierra, Inc., 105-8555 Baxter Place, Burnaby, British Columbia, V5A 4V7, Canada.
(8) Includes 1,310,000 shares subject to options exercisable within 60 days after March 31, 2000. Also includes 1,251,804 shares issuable upon redemption of LTD Special Shares, and 73,328 shares issuable upon redemption of LTD Special Shares subject to options exercisable within 60 days after March 31, 2000.
(9) Includes 939,999 shares subject to options exercisable within 60 days after March 31, 2000 and 23,600 shares held by Mr. Aasen's two sons. Also includes 331,923 shares issuable upon redemption of LTD Special Shares, 101,534 shares issuable upon redemption of LTD Special Shares held by Mr. Aasen's wife and 63,012 shares issuable upon redemption of LTD Special Shares held by Mr. Aasen's two sons.
(10) Includes 210,847 shares subject to options exercisable within 60 days of March 31, 2000, 4,802 shares held by Mr. Sullivan's wife and 10,000 shares held in an investment retirement account.
(11) Includes 154,166 shares subject to options exercisable within 60 days after March 31, 2000. Dr. Balkanski's address is c/o C-Cube Microsystems, 1778 McCarthy Boulevard, Milpitas, California 94062.
(12) Includes 57,498 shares subject to option exercisable within 60 days after March 31, 2000. Mr. Beaumont's address is 200 Elgin Street, Suite 602, Ottawa, Ontario, Canada K2P1L5.
(13) Includes 111,248 shares subject to options exercisable within 60 days of March 31, 2000. Also includes 108,066 shares held by Timark, L.P. Mr. Marshall is a General Partner of Timark, L.P. and disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Marshall's address is 14585 Big Basin Way, Saratoga, California 95070.
(14) Includes 3,999,159 shares subject to options exercisable within 60 days after March 31, 2000 held by the current executive officers and directors listed above. Also includes 73,328 shares issuable upon redemption of LTD Special Shares subject to options exercisable within 60 days after March 31, 2000 held by one executive officer listed above and 1,748,273 shares issuable upon redemption of LTD Special Shares held by two executive officers listed above. See notes (7) through (13) above.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

           The Company's Bylaws provide for a board of five directors at the time of the Annual Meeting. It is planned that a board of five directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees of the Board of Directors named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected. The following table sets forth information regarding our directors as of April 16, 2000.

Recommendation

      The Board of Directors unanimously recommends a vote FOR the nominees listed below:

                                                                                                 Director
    Name of Nominee           Age                 Principal Occupation                            Since
    ---------------           ---                 --------------------                            -----

Robert L. Bailey               42      President,  Chief Executive Officer and Chairman of the     1996
                                       Board of Directors, PMC

James V. Diller                64      Vice Chairman, PMC; President,  Chief Executive Officer     1983
                                       and  Chairman  of  the  Board  of  Directors,   Elantec
                                       Semiconductor, Inc.

Alexandre Balkanski            39      President and Chief Executive Officer, C-Cube               1993
                                       Microsystems, Inc.

Colin Beaumont                 59      Management Consultant                                       1997

Frank J. Marshall              53      Private Investor and Management Consultant                  1996

      Mr. Bailey has been a director of the Company since October 1996. Mr. Bailey has served as the Company's President and Chief Executive Officer since July 1997 and was appointed as Chairman of the Board in February 2000. Prior to his present position, Mr. Bailey has served as President, Chief Executive Officer and director of LTD since December 1993. Prior to joining LTD, Mr. Bailey was employed by AT&T-Microelectronics from August 1989 to November 1993 where he served as Vice President of Integrated Microperipheral Products and at Texas Instruments in various management assignments from June 1979 to August 1989. He also serves as a member of the Board of Directors of Copper Mountain Networks.

      Mr.  Diller,  a founder  of the  Company,  served as the  Company's  Chief
Executive Officer from 1983 to July 1997 and as President from 1983 to July 1993. Mr. Diller has served as a director of the Company since the Company's formation in 1983. Mr. Diller served as the Chairman of the Company's Board of Directors from July 1993 until February 2000, at which time he became Vice Chairman of the Board. Mr. Diller served as Chief Financial Officer of the Company from its formation until July 1987. He has served on the Board of LTD since its formation. He also serves as the President and Chief Executive Officer and Chairman of the Board of Elantec Semiconductor, Inc. and is Chairman of the Board of Directors of Summit Microelectronics, a privately held company.

      Dr. Balkanski has been a director of the Company since August 1993. In July 1988, Dr. Balkanski co-founded C-Cube Microsystems, Inc., a developer of integrated circuits and software. Dr. Balkanski has held a variety of senior management positions with C-Cube, and is currently its President, Chief Executive Officer and a director.

      Mr. Beaumont has been a director of the Company since April 1997. Mr. Beaumont served as Chief Executive Officer of Plaintree Systems, Inc. from June 1998 until February 1999 and as Chief Technology Officer from February 1999 until July, 1999. Mr. Beaumont is currently a management consultant. Mr. Beaumont served as a board member of Plaintree Systems, Incorporated until August 1999 and as a board member of Bell Emergis from August 1998 until March 1999. In 1995 Mr. Beaumont retired from Nortel where he was the Chief Engineer of BNR, the largest commercial research and development facility in Canada. Mr. Beaumont has served as a director of LTD since 1992.

      Mr. Marshall has been a director of the Company since April 1996. Mr. Marshall is currently a private investor and management consultant. Previously, Mr. Marshall was Vice President, General Manager of Cisco Systems Inc.'s Core Products Business Unit. Mr. Marshall has also served as Vice President of Engineering for Cisco Systems Inc. from April 1992 to July 1995. He also serves on the Board of Directors of Covad Communications Inc. and several private companies. Mr. Marshall also serves on the technical advisory board of several high technology companies, is a member of the technical advisory Board of Interwest Partners and is a Venture Partner at Sequoia Capital.

Vote Required

      The five nominees for director receiving the highest number of affirmative votes of shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Board Meetings and Committees

      The Board of Directors of the Company held seven meetings during the 1999 fiscal year. All nominees who were Board members in 1999 attended 85% or more of the meetings of the Board of Directors and of the committees of the Board on which the director served held during their membership period. The Board of
Directors  has  an  Audit  Committee,  Benefit  Plans  Committee,   Compensation
Committee, Stock Option Committee, Plan Committee, and Capital Expenditures Committee. The Board does not have a Nominating Committee.

      The Audit Committee, which consists of Mr. Beaumont and Mr. Marshall, generally meets on the same date as the Board of Directors, and in addition, held one meeting in 1999. The Audit Committee recommends engagement of the Company's independent auditors, approves the services performed by the Company's independent auditors and reviews the Company's accounting principles and its system of internal accounting controls.

      The Compensation Committee, which consists of Mr. Diller and Dr. Balkanski, generally meets on the same date as the Board of Directors, and in addition, held one meeting and took action by written consent on two occasions in 1999. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and equity incentive plans.

      The Stock Option Committee, which consists of Mr. Bailey and any other one director, took action by written consent on several occasions in 1999. The Stock Option Committee has authority to grant stock options to purchase up to 25,000 shares of the Company's Common Stock to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Plan Committee, which consists of Dr. Balkanski and Mr. Marshall did not hold any meetings in 1999. The Plan Committee has authority to grant options to individuals subject to Section 16 of the Exchange Act.

      The Benefit Plans Committee, which consists of Mr. Bailey and any other one director, was established in July 1999 and did not hold any meetings in 1999. The Benefit Plans Committee has authority to administer and amend any benefit plan of the Company or any Company subsidiary.

      The Capital Expenditures Committee, which consists of three directors, two of whom must be non-employee directors, was established in October 1998 and did not hold any meetings in 1999. The Capital Expenditures Committee has authority to approve capital expenditures.

Board Compensation

      Non-employee directors receive an annual retainer of $12,000 per year plus $1,000 per board meeting attended for their services as members of the Board of Directors. Presently, under the Company's 1994 Stock Incentive Plan, non-employee directors are automatically granted options to purchase 20,000 shares of the Company's Common Stock upon appointment and thereafter 5,000 shares per year, provided they are re-elected to the Board of Directors. In 1999, without taking into account the stock splits effected in May 1999 and February 2000, Mr. Marshall, Mr. Beaumont and Dr. Balkanski each received an automatic annual option grant to purchase 5,000 shares of the Company's Common Stock. As adjusted for the stock splits effected in May 1999 and February 2000, in April 1999, Mr. Marshall and Mr. Beaumont received automatic annual option grants to purchase 20,000 shares of the Company's Common Stock at exercise prices of $20.6407 per share and $23.8750 per share, respectively. As adjusted for the February 2000 stock split, in June 1999, Dr. Balkanski received an automatic annual option grant to purchase 10,000 shares of the Company's Common Stock at an exercise price of $23.0625 per share. These options become exercisable as to 1/4th of the shares subject to the option after one year; thereafter, 1/48th of the shares subject to the option become exercisable at the end of each calendar month.

      In 2000, prior to the Annual Meeting, non-employee directors received or will receive the following option grants: In April 2000, Mr. Marshall and Mr. Beaumont each received an option grant to purchase 5,000 shares of the Company's Common Stock. On June 1, 2000, Dr. Balkanski will receive an option grant to purchase 5,000 shares of the Company's Common Stock. Each of these options becomes exercisable as to 1/4th of the shares subject to the options after one year; thereafter, 1/48th of the shares subject to the options become exercisable at the end of each calendar month.

      If Proposal No. 4 is approved by the stockholders, each newly elected or appointed non-employee Board member will receive an automatic option grant for 40,000 shares of the Company's Common Stock upon his or her initial election or appointment to the Board. The initial option to purchase 40,000 shares of the Company's Common Stock would become exercisable as to 1/4th of the shares subject to the option after one year; thereafter 1/48th of the shares subject to the option become exercisable at the end of each calendar month. Each continuing incumbent non-employee Board member will receive an automatic option grant to purchase 10,000 shares of the Company's Common Stock at each Annual Shareholders Meeting at which he or she is re-elected to the Board. The 10,000 share annual automatic option grant would vest 1/48th per month from the date of grant.

      Following the Annual Meeting, if Proposal No. 4 is approved by the stockholders, a non-employee director that had not received an option grant prior to the Annual Meeting, will receive an option grant pursuant to Proposal No. 4. If Mr. Diller is elected to the Board of Directors at the Annual Meeting, Mr. Diller will be granted an option to purchase 40,000 shares of the Company's Common Stock. If the other non-employee directors are elected to the Board of Directors, they will not receive additional option grants in 2000 other than the option grants they received prior to the Annual Meeting.

      The Company has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with past or future services to the Company and its subsidiaries. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

Certain Relationships and Related Transactions

      Dr. Balkanski and Mr. Diller each received 846 shares of the Company's Common Stock issued in connection with a distribution of shares from Sequoia Technology Partners VIII (Q). Sequoia Technology Partners VIII (Q) received shares of the Company's Common Stock through the acquisition by the Company of Abrizio, Inc.

      Mr. Marshall received an aggregate of 127,030 shares of the Company's Common Stock as a result of the acquisition by the Company of Abrizio, Inc. Of the shares of the Company's Common Stock received by Mr. Marshall, he received 2,110 shares in connection with a distribution of shares from Sequoia Technology VIII (Q), which shares are held by Timark L.P. ("Timark") of which Mr. Marshall is a general partner. Mr. Marshall received the remaining 124,920 shares of the Company's Common Stock upon exchange of shares of Abrizio, Inc., which amount includes 105,956 shares held by Timark and 18,964 shares beneficially held by Mr. Marshall.

      During the year ended December 26, 1999, members of the Board of Directors of the Company and executive officers of the Company received grants of options and shares of the Company's Common Stock as set forth under "Proposal No. 1 -- Board Compensation" and "Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1999 all the reporting persons complied with Section 16(a) filing requirements except that in January 2000, Mr. Diller reported on an amended Form 4 for November 1999 a gift of 40,000 shares of the Company's Common Stock.

                                 PROPOSAL NO. 2:
              AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK


         In February 2000 the Board of Directors approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $0.001 par value per share, from 200,000,000 to 900,000,000 (the "Amendment").

         The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment would not affect the rights of the holders of currently outstanding Common Stock of the Company, except to the extent additional shares are actually issued. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

         On April 15, 1999 and January 20, 2000, the Company announced two-for-one stock splits in the form of stock dividends for stockholders of record on April 30, 1999 and January 31, 2000, respectively. At March 31, 2000, approximately 143,610,000 shares of Common Stock were outstanding (inclusive of stock reserved for the acquisitions of Toucan Technology Ltd. and AANetcom, Inc., which were closed in the first quarter of 2000), and approximately 36,718,000 shares of Common Stock were reserved for options, warrants, employee equity plans and other convertible securities including those related to the announced acquisition of Extreme Packet Devices, Inc. This leaves the Company with approximately 19,672,000 shares available for other corporate purposes.

Purpose and Effect of the Amendment

         The principal purpose of the Amendment is to provide the Company with the flexibility to issue Common Stock for proper corporate purposes, which may be identified in the future, such as to effect stock splits in the form of stock dividends, make acquisitions through the use of stock, adopt additional equity incentive plans or reserve additional shares for issuance under such additional plans or current plans, and raise equity capital. The Board of Directors has not authorized or taken any action with respect to the issuance of, and has no present agreement, arrangement or intention to issue any of the additional shares for which approval is sought.

         Under Delaware law, the Board of Directors may only split the Company's stock by means of a stock dividend without stockholder approval if there are a sufficient number of authorized shares available. If this proposal is not approved, the Board would be unable to declare any significant stock dividends. The Board has approved two 100% stock dividends since the last annual stockholders meeting and may distribute stock dividends in the future. The Board but has no present intention of approving a stock dividend and its decision to do so, if ever, will be based upon market and other factors deemed relevant by the Board.

         The increased reserve of shares available for issuance may also be used in connection with potential acquisitions. The Company has acquired other businesses using its stock as consideration, such as the acquisitions of LTD, the assets of Bipolar Integrated Technology, Inc., Integrated Telecom Technology Inc., Abrizio, Inc., Toucan Technology Ltd., AANetcom, Inc. and Extreme Packet Devices, Inc. The ability to use its stock as consideration provides the Company with negotiation benefits and increases its ability to execute its contemplated growth strategy which includes the acquisition of other companies or assets.

         In addition, the increased reserve of shares available for issuance may be used for new equity incentive plans. The Company may adopt new equity incentive plans for grants to its employees, consultants and directors. Such equity incentive plans may be used in connection with potential acquisitions as the Company grants options to the employees of the acquired companies. The increase may also be used to reserve additional shares under the Company's existing equity incentive plans.

         The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the Amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

         The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If the Amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules. For example, under Nasdaq rules, stockholder approval is required for any issuance of 20% or more of the Company's outstanding shares in connection with acquisitions.

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve this Amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation

     The Board of Directors unanimously recommends a vote FOR Proposal No. 2.

                                 PROPOSAL NO. 3:
                AMENDMENT OF COMPANY'S 1994 INCENTIVE STOCK PLAN
                    TO INCREASE SHARES RESERVED FOR ISSUANCE
              ON AN ANNUAL BASIS AND RESTRICT THE ADMINISTRATOR OF
       THE 1994 INCENTIVE STOCK PLAN FROM REDUCING THE EXERCISE PRICES OF
       OPTIONS AND STOCK PURCHASE RIGHTS GRANTED TO THE EXECUTIVE OFFICERS

         The Company's 1994 Incentive Stock Plan (the "1994 Plan") was adopted by the Board of Directors in January 1994 and approved by the stockholders in May 1994. In February 2000, the Board of Directors approved amendments to the 1994 Plan to increase the number of shares of Common Stock reserved for issuance on January 1 of each year (beginning on January 1, 2001) by the lesser of (i) 5% of the outstanding shares on such date (ii) 45,000,000 shares, or (iii) a lesser amount determined by the Board of Directors and to restrict the Board of Directors and the Administrator of the 1994 Plan from reducing the exercise prices of any options or stock purchase rights that have been granted to the executive officers or directors of the Company.

         At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendments.

Purpose and Effect of the Amendment

         The Company proposes to increase the percentage and raise the limit by which the Company reserves shares of Common Stock for issuance under the 1994 Plan in order to provide for stock option grants to new employees and consultants, stock option grants in connection with the continued service of key employees, and option grants to employees and consultants that may join the Company through future acquisitions. The Board believes that this proposal and the method by which the options will be granted are consistent with the Company's historic use of stock options and actions taken by other technology companies.

         The Board believes that the current 4% rate of share reservation may not be sufficient for the Company to meet the needs of its contemplated growth strategy, which partially consists of the aggressive attraction of key employees. To date, the Company has been relatively successful in attracting highly talented technical employees by offering attractive salary and stock option packages. The Company's strategy contemplates doubling the number of its employees in the year 2000. The Board believes that a rate increase from 4% to 5% will support this rapid hiring model.

         In addition, the Company is facing strong employment competition from smaller startup companies which can on occasion offer a greater equity participation rate and higher potential returns. The Board believes that the Company may be required to increase the typical number of options granted to retain key employees in order to compete with these smaller companies. The Board believes that retaining key employees is critical to the Company's success.

         The Company also faces strong competition from equivalently sized peer companies who allocate a greater percentage of their outstanding shares to their stock option plans. The Board believes that, over time, unless the percentage of shares allocated to stock option plans is increased, other peer companies could be in a position to offer greater reward to potential or current PMC employees. The Board believes that allocating a greater percentage of outstanding shares to the 1994 Plan would provide further ammunition in the Company's efforts to maintain the high employee attraction and retention rates required to support the employee growth rate contemplated in the Company's strategy.

         The Company completed acquisitions of four companies since the 1999 Annual Meeting of Stockholders. The Company's strategy contemplates more acquisitions in the future in order to gain access to key technologies and valuable technical employees. The Company may issue options to buy Common Stock as an incentive to retain these key employees. The Board believes that the Company should increase the Option Plan reservation percentage in order to support the Company's growth as driven by its contemplated strategy to acquire more companies and employees.

         The limited percentage of shares allocated to the 1994 Plan has also introduced an element of uncertainty into the Company's ability to plan its equity incentive budgets. For example, at times, growth in the number of employees, or in the number of shares required to attract and maintain employees, has demonstrated that the Company's incentive plans could be depleted before the next annual increase. In addition, in the past, the Company's management has had difficulty setting employee's expectations about future equity incentive grants. The Board believes that in order to achieve its goals for growth, a greater percentage of shares should be reserved for issuance under the 1994 Plan.

         The Company believes that allowing the Administrator of the 1994 Plan to reduce the exercise prices of options and stock purchase rights to executive officers and directors should the publicly trading price of the Company's Common Stock fall below the exercise prices would not provide sufficient incentive to encourage the achievement of superior performance results over time and would not align the stockholders' and the executive officers' and directors' interests. Prohibiting the reduction of the exercise prices of options and stock purchase rights would provide further incentive for executive officers and directors to direct and manage the Company. Furthermore, the Company believes that the executive officers and directors would strive to create sustainable long-term value for the Company because the options granted to them vest over time. In this manner, the executive officers' and directors' interests would be aligned closely with the stockholders' interests.

Required Vote

         At the Annual Meeting, the stockholders are being asked to approve this amendment to the 1994 Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve this Proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation

     The Board of Directors unanimously recommends a vote FOR Proposal No. 3.



Summary of the 1994 Plan

         General. The purpose of the 1994 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors, consultants, sales representatives and distributors of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1994 Plan. "Incentive Stock Options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted only to employees. As of March 31, 2000, options to purchase 19,656,080 shares of Common Stock had been granted and were outstanding under the 1994 Plan, 5,619,746 shares were available for future grant, options to purchase 5,942,246 shares had been exercised and 80,000 shares had been issued as a stock bonus. The closing price of the Company's Common Stock as last reported on March 31, 2000 on the Nasdaq National Market was $203.6875.

         Administration. The 1994 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Board has several Committees with the authority to grant stock options. The Administrator determines the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof, and the terms of stock purchase rights.

         Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1994 Plan to employees, directors and consultants, sales representatives and distributors of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

         Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1994 Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 800,000 shares of Common Stock.

         Nontransferability. Options and stock purchase rights granted under the 1994 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

         (a) Exercise Price. The Administrator determines the exercise price of the option at the time the option is granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

         (b) Exercise Period. The Administrator determines when an option granted thereunder will become exercisable. Options granted generally become exercisable as to 1/4th of the shares subject to the option after one year; thereafter, 1/48th of the shares subject to the option become exercisable at the end of each calendar month. The Administrator determines when options may, in its discretion, accelerate the vesting of any outstanding option.

         (c) Form of Consideration. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 1994 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (d) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

         (e)  Termination  of  Employment.   If  an  optionee's   employment  or
consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1994 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or if no date is set forth in his or her notice of grant, the date 90 days following such employee's termination of employment with the Company, or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

         (f) Death or Disability. If an optionee's employment or consulting relationship with the Company terminates as a result of death or disability, then all options held by such optionee under the 1994 Plan expire on the earlier of (i) 12 months from the date of such termination, or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

         (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         Terms of Options to Non-Employee Directors. Please see Proposal No. 4 for a proposal to amend the terms of option grants to non-employee directors and a description of the current terms of such options grants.

         Terms of Stock Purchase Rights. Shares issued pursuant to stock purchase rights can be subject to repurchase by the Company at the original purchase price of the shares in the event that the person acquiring the shares ceases to be employed by the Company or ceases to be a distributor for or representative of the Company. The repurchase option lapses at a rate determined by the Administrator.

         Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1994 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1994 Plan, and the exercise price of any such outstanding option or stock purchase right.

         In the event of a liquidation or dissolution of the Company, any unexercised option or stock purchase right will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable at a date fixed by the Administrator prior to the consummation of the liquidation or dissolution.

         In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. The Administrator may, in lieu of such assumption or substitution, give the optionee the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

         Amendment and Termination of the 1994 Plan. The Board may amend, alter, suspend or terminate the 1994 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 1994 Plan to the extent necessary to comply with Section 162(m) and
Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1994 Plan without the written consent of the optionee. Unless terminated earlier, the 1994 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

Federal Income Tax Consequences

         The summary below applies only with respect to optionees who are required to file U.S. tax returns and to the Company only as affected by U.S. tax laws.

         Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

         Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

         The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of purchase),an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

         The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights and the Company with respect to the grant and exercise of options and stock purchase rights under the 1994 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

         Participation in the Option Plan. The grant of options and stock purchase rights under the 1994 Plan to executive officers is subject to the discretion of the Board or the Administration. Options to purchase a total of 2,080,000 split-adjusted shares were granted during fiscal 1999 to executive officers under the 1994 Plan. There has been no determination by the Board or the Administration with respect to future awards under the 1994 Plan.

         The grant of options under the 1994 Plan to non-employee directors is described under "Proposal No. 4-- Terms of Options to Non-Employee Directors." Please see "Proposal No. 1-- Board Compensation" for option grants to non-employee directors in 1999 and 2000.

         The following table sets forth information regarding grants made under the 1994 Plan for the last fiscal year to (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group,
(iii) all non-employee directors as a group, and (iv) all employees as a group. Future option grants to the individuals listed below are not presently determinable, except for the automatic option grants to non-employee directors described above.

                                                                                        Weighted Average
                                                                      Options            Exercise Price
                     Identity of Person or Group                    Granted (#)            Per Share
                     ---------------------------                    -----------            ---------

James V. Diller...........................................               0                 $    0.00

Robert L. Bailey..........................................           1,260,000             $   29.85

Colin Beaumont............................................              20,000             $   23.88

John W. Sullivan..........................................             240,000             $   31.15

Gregory Aasen.............................................             820,000             $   29.30

Alexandre Balkanski.......................................              10,000             $   23.06

Frank Marshall............................................              20,000             $   20.64

All current executive officers as a group(1)..............           2,320,000             $   29.79

All non-employee directors as a group.....................              50,000             $   22.42

All employees as a group(2)...............................           7,357,486             $   31.55
______________________________

(1)      Includes Robert L. Bailey, Gregory D. Aasen and John W. Sullivan.
(2)      Excludes executive officers named above.


                                 PROPOSAL NO. 4
                TO CHANGE AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE
                DIRECTORS FROM 20,000 SHARES TO 40,000 SHARES ON
           APPOINTMENT AND FROM 5,000 SHARES TO 10,000 SHARES ANNUALLY

         In February 2000, the Board of Directors also approved an amendment to the 1994 Plan to increase the annual option grants to non-employee directors. The Company's stockholders are being asked to approve the amendment to the terms of options to non-employee directors under the Company's 1994 Plan with no increase in the number of share options to be granted due to future stock splits. The proposed amendment would effect the following changes to the terms of options to non-employee directors.

         (i) Each newly elected or appointed non-employee Board member will receive an automatic option grant to purchase 40,000 shares of the Company's Common Stock upon his or her initial election or appointment to the Board. Previously, such a newly elected or appointed non-employee Board member would have received an initial option grant to purchase 20,000 shares. The initial option grant to purchase 40,000 shares would become exercisable as to 1/4th of the shares subject to the option after one year; thereafter 1/48th of the shares subject to the option become exercisable at the end of each calendar month.

         (ii) Each continuing non-employee Board member will receive an automatic option grant to purchase 10,000 shares of Common Stock on the date of the Annual Meeting of Stockholders at which he or she is re-elected to the Board. Previously, such a continuing non-employee Board member would have received an annual option grant to purchase 5,000 shares. The annual automatic option grant to purchase 10,000 shares would vest as to 1/48th of the shares under such option per month from the date of grant.

         The proposed amendment is intended to assure that the terms of options to non-employee directors are competitive and will provide sufficient equity incentives to attract and retain the services of highly-qualified and experienced non-employee Board members.

Summary of 1994 Plan

         The principal features of the 1994 Plan, as most recently amended are described in Proposal No. 3. The proposed and current terms of options granted to non-employee directors are described below:

         Terms of Options to Non-Employee Directors. Option grants to members of the Board of Directors who are not employees or consultants of the Company ("non-employee directors") are automatic and non-discretionary. Based on the proposed amendment, non-employee directors appointed after June 15, 2000 will receive an option to purchase 40,000 shares of the Company's Common Stock upon joining the Board of Directors. The initial option to purchase 40,000 shares of the Company's Common Stock will vest 1/4th of the total shares subject to the option after one year and 1/48th of the shares subject to the option vest at the end of each calendar month thereafter. After June 15, 2000, all incumbent non-employee directors shall receive an automatic annual grant to purchase
10,000 shares of the Company's Common Stock immediately following their re-election to the Board of Directors at the next Annual Meeting. The shares under the annual option grant shall become exercisable as to 1/48th of the shares subject to the option at the end of each calendar month.

         Currently, upon initial election, each non-employee director of the Company automatically is granted an option to purchase 20,000 shares of the Company's Common Stock. On June 1 in each calendar year, each continuing non-employee director of the Company who first served as a non-employee director prior to September 1, 1995 automatically is granted an option to purchase 5,000 shares of the Company's Common Stock, provided that such person has served in such capacity on each such date. Each non-employee director of the Company who first served as a non-employee director after September 1, 1995 automatically receives an option to purchase 5,000 shares of the Company's Common Stock on each anniversary date of such person's election to the Board, provided such person continues to serve as a non-employee director on each such anniversary date. Additionally, in September 1996, the Board granted an option to purchase 5,000 shares of the Company's Common Stock to each non-employee director who first served as an non-employee director prior to September 1, 1995. Options granted before March 1, 1996 become exercisable at the rate of 1/48th of the shares subject to the option at the end of each calendar month. Options granted after March 1, 1996, become exercisable at the rate of 1/4th of the total shares subject to the option after one year; thereafter, 1/48th of the shares subject to the option vest at the end of each calendar month.

         Participation in the Option Plan. If this Proposal No. 4 is approved by the stockholders, a non-employee director who did not receive an option grant prior to the Annual Meeting, would be entitled to receive an option grant. See "Proposal No. 1-- Board Compensation" for option grants to non-employee directors in 1999 and 2000.

Required Vote

         At the Annual Meeting, the stockholders are being asked to approve this amendment to the 1994 Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve this Proposal. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation

    The Board of Directors unanimously recommends a vote FOR Proposal No. 4.

                                 PROPOSAL NO. 5:
               CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Company's Board of Directors has selected Deloitte & Touche LLP, Independent Auditors, to audit the financial statements of the Company for the 2000 fiscal year and recommends that the stockholders ratify such selection. In the event of a negative vote, the Board of Directors will reconsider its selection.

Vote Required

         The affirmative vote of a majority of the Votes Cast, together with the affirmative vote of a majority of the required quorum, is required to confirm the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 2000 fiscal year.

Recommendation

     The Board of Director unanimously recommends a vote FOR Proposal No. 5.

                             EXECUTIVE COMPENSATION

Compensation Tables

         Summary Compensation Table. The following table sets forth the compensation paid by any person for all services rendered in all capacities to the Company, for each of the three fiscal years ending in fiscal 1999, to the Chief Executive Officer and each of the other executive officers of the Company in fiscal 1999:

                                                                                             Long-Term
                                                                                           Compensation(1)
                                                                                             Securities        All Other
                                                          Annual Compensation                Underlying       Compensation
           Name and principal Position              Year    Salary ($)    Bonus ($)          Options (#)         ($)(2)

Robert L. Bailey...............................     1999        254,279       469,735         1,260,000         7,248(3)
   President, Chief Executive Officer and           1998        230,185       456,019           600,000         9,765(4)
   Chairmand of the Board of Directors              1997        211,415       459,837           600,000         7,751(5)


Gregory Aasen..................................     1999        198,634       231,314           820,000              362
   Chief Operating Officer                          1998        168,968       238,060           400,000              364
                                                    1997        147,810       186,102           400,000              198


John W. Sullivan (6)...........................     1999        164,919       140,420           240,000            1,150
   Vice President Finance                           1998        140,165       141,376           100,000              483
    and Chief Financial Officer                     1997         87,916        84,552           300,000        27,003(7)
_________________________________

(1)   The Company made no restricted stock awards during the periods presented.
(2)   Life insurance premiums, except as indicated in Notes (3), (4) , (5) and (7).
(3)   Includes $486 for life insurance premium and $6,762 for tax preparation.
(4)   Includes $798 for life insurance premium and $8,967 for tax preparation.
(5)   Includes $107 for life insurance premium and $7,644 for tax preparation.
(6)   Mr.  Sullivan  joined the  Company  in April 1997 and was  elected as Vice
      President Finance and Chief Financial Officer in July 1997.
(7)   Includes $110 for life insurance premium and $26,893 for relocation expenses.

         Option Grants in Last Fiscal Year. The following table sets forth each stock option grant made during fiscal 1999 to each of the executive officers named in the Summary Compensation Table above:

                                                Individual Grants

                                                                                         Potential Realizable Value
                              Number of       % of Total                                 at Assumed Annual Rates of
                             Securities     Options Granted   Exercise                  Stock Price Appreciation for
                             Underlying           to           or Base                         Option Term(5)
                               Options       Employees in       Price      Expiration
           Name             Granted(1)(2)   Fiscal Year(3)    ($/Sh)(4)       Date          5%($)          10%($)
Robert L. Bailey.........       780,000         8.0%            15.9844    01/04/2009    $ 7,840,953   $  19,870,513
                                480,000         4.9%            52.3750    12/15/2009    $ 15,810,411  $  40,066,685
Gregory Aasen............       520,000         5.4%            15.9844    01/04/2009    $ 5,227,302   $  13,247,009
                                300,000         3.1%            52.3750    12/15/2009    $ 9,881,507   $  25,041,678
John W. Sullivan.........       140,000         1.4%            15.9844    01/04/2009    $ 1,407,350   $  3,566,502
                                100,000         1.0%            52.3750    12/15/2009    $ 3,293,836   $  8,347,226
____________________________

(1)   The listed options become exercisable as to 1/4th of the shares subject to the option one year after the date of grant and  thereafter  monthly as to
      1/48th of the shares subject to the option with full vesting  occurring on the fourth anniversary of the date of grant.
(2)   Under the terms of the Company's 1994  Incentive  Stock Plan, the Board of
      Directors retains discretion,  subject to plan limits, to modify the terms of outstanding options and to reprice the options.
(3)   The Company granted options to purchase 9,677,486 shares of Common Stock to employees in fiscal 1999.
(4)   The exercise price and tax  withholding  obligations  related to exercise may in some cases be paid by delivery to the Company of other shares or by offset of the shares subject to the option.
(5)   The  5%  and  10%  assumed   annualized  rates  of  compound  stock  price
      appreciation  are  mandated  by  rules  of  the  Securities  and  Exchange
      Commission and do not represent the Company's  estimate or a projection by the Company of future Common Stock prices.

         Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, stock options exercised during fiscal 1999 and the fiscal year-end value of unexercised options:

                                                                Number of Securities        Value(1) of Unexercised In
                               Shares          Value           Underlying Unexercised      the Money Options at Fiscal
                            Acquired on    Realized(1)(2)   Options at Fiscal Year-End:             Year-End:
           Name             Exercise(1)         ($)         Exercisable/Unexercisable(3)    Exercisable/Unexercisable($)

Robert L. Bailey.........        1,093        $28,279            957,497/1,739,167 (4)         65,143,972/85,915,219

Gregory Aasen............          922        $24,856            683,332/1,136,668             46,452,355/56,681,957

John W. Sullivan.........      126,533        $2,768,423         122,514/392,086                8,246,701/20,212,636
_________________________________

(1) Shares acquired includes shares purchased pursuant to the Company's Employee Stock Purchase Plan. Value realized includes the difference between the closing market price of the Common Stock on the purchase date and the purchase price of the shares purchased.

(2) Market value of underlying securities at exercise date (for value realized) or year-end (for value at year-end), minus the exercise price. At December 26, 1999 the closing market price for the Company's stock was $72.625.

(3) Does not include outstanding LTD Special Shares redeemable for shares of Common Stock of the Company.

(4) Includes 36,664 shares issuable upon redemption of LTD Special Shares subject to options.

         Employment Agreements. Robert L. Bailey, Gregory Aasen and John W. Sullivan each have entered into employment agreements with the Company. Under the terms of the employment agreements, upon a termination without cause as defined in the employment agreements and no change of control as defined in the employment agreements is reasonably expected within the next 60 days or has occurred in the past two years, the executive officers are entitled to receive their base salary and accrued vacation through the date of termination. If the officers are terminated without cause or constructively terminated as defined in the employment agreements and a change of control is reasonably expected to occur within 60 days of the termination or has occurred within the past two years, the officers are entitled to the following benefits: (1) their base salary through the date of termination; (2) a lump-sum payment equal to four percent of their current base salary for each full month they were employed with the Company, provided that the total payment shall not exceed two times their current base salary; (3) a lump-sum payment equal to two percent of their prior year's bonus for each full month they were employed with the Company; and (4) all accrued vacation through the date of termination. In addition, the executive officers are entitled to execute consulting agreements with the Company that would require them to provide service to the Company during each calendar quarter and maintain the confidentiality of the Company's trade secrets. While they serve as consultants to the Company, their stock options would continue to vest and be exercisable until 30 days after the options have vested. Each of Mr. Bailey and Mr. Sullivan also has the right to terminate employment and become a consultant to the Company on these terms if on the first anniversary of a change of control of the Company, he is an employee of the Company.

         Under the terms of the employment agreements, "cause" means (i) gross dereliction of duties which continues after at least two notices, each 30 days apart, from the Chief Executive Officer (or in the case of the Chief Executive Officer, from a director designated by a majority of the board of directors), specifying in reasonable detail the tasks which must be accomplished and a timeline for their accomplishment to avoid termination for Cause; (ii) willful and gross misconduct which injures the Company; (iii) willful and material violation of laws applicable to the Company; or (iv) embezzlement or theft of Company property. "Change of control" under the employment agreements means the occurrence of any of the following events:

      (i) any "person" or "group" as such terms are defined under Sections 13 and 14 of the Securities Exchange Act of 1934 ("Exchange Act") (other than the Company, a subsidiary of the Company, or a Company employee benefit plan) is or becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3), directly or indirectly, of Company securities representing 50% or more of the combined voting power of the Company's then outstanding securities;

      (ii) the closing of (a) the sale of all or substantially all of the assets of the Company if the holders of Company securities representing all voting power for the election of directors before the transaction hold less than a majority of the total voting power for the election of directors of all entities which acquire such assets, or (b) the merger of the Company with or into another corporation if the holders of Company securities representing all voting power for the election of directors before the transaction hold less than a majority of the total voting power for the election of directors of the surviving entity;

      (iii) the issuance of securities which would give a person or group beneficial ownership of Company securities representing 50% or more of all voting power for the election of directors; or

      (iv) a change in the board of directors such that the incumbent directors and nominees of the incumbent directors are no longer a majority of the total number of directors.

"Constructive termination" under the employment agreements means (i) a material reduction in Executive's Base Salary, target bonus or benefits; (ii) a material reduction in title, authority, status, obligations or responsibilities; or (iii) the requirement that Executive relocate more than 100 miles from the current Company headquarters.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Mr. Diller and Dr. Balkanski. The Stock Option Committee consists of Mr. Bailey and any other director. The Benefit Plans Committee consists of Mr. Bailey and any other director. See "Proposal No. 1 - Certain Relationships and Related Transactions."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

         Compensation Philosophy. Under the supervision of the Compensation Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's senior managers with those of its stockholders. In furtherance of these goals, annual base salaries are generally set below competitive levels to emphasize quarterly and longer-term incentive compensation. This is meant to attract, motivate and retain corporate officers and other key employees to perform to the full extent of their abilities. Both types of incentive compensation are variable and closely tied to corporate performance in a manner that encourages continuing focus on profitability and stockholder value.

         Compensation for the Company's executive officers consists of an annual base salary and quarterly and longer-term incentive compensation. The Committee considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation.

         Cash Compensation. Each fiscal year the Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual salary plan for the Company's senior executives (other than the Chief Executive Officer). This annual salary plan is composed of two elements: a base salary plan and a quarterly bonus plan. The base salary plan is based on industry, peer group, and national surveys and performance judgements as to the past and expected future contributions of the individual senior executives. The base salaries are fixed at a level below the competitive amounts paid to senior managers with comparable qualifications, experience and responsibilities at other similarly sized high-technology companies. In addition to the base salaries, each executive officer, including the Chief Executive Officer, is eligible to receive a quarterly cash bonus equal to a percentage of the Company's operating group's pre-tax profits for the quarter. The percentages of profits for each participant are determined annually by the Compensation Committee based upon performance judgments as to the past and expected future contributions of the individual senior executives.

         Increases to executive officer base salaries in fiscal 2000 were determined by the Committee after general consideration of total fiscal year 1999 compensation, industry and peer group surveys, individual position and responsibilities and the individual's total compensation package (including annual incentive and long-term incentive compensation) in fiscal 1999 versus the proposed plan for fiscal 2000. Together, the base salary plan and the quarterly bonus plan provide a cash compensation package that is competitive with the industry and peer groups.

         In fiscal 1999, the Company generally attained its performance goals for pre-tax operating profit (excluding non-recurring charges), and bonuses ranged in amount from approximately 46% to approximately 54% of total cash-based compensation for the executive officers named in the Summary Compensation Table (other than the Chief Executive Officer).

         The industry and peer group used by the Compensation Committee for purposes of determining executive officer compensation is not the same peer group used in connection with cumulative total stockholder return because the Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in that peer group. To construct the industry and peer group for executive officer compensation, the Company chose companies in the semiconductor industry that (i) have revenues comparable to the Company's revenues, or (ii) compete with the Company for executive talent irrespective of revenue. Companies are included in the latter group if their executives have skills and expertise similar to the skills and expertise the Company requires of its executive officers.

         Stock Options. During each fiscal year, the Stock Option Committee considers the desirability of granting to executive officers awards under the Company's 1994 Incentive Stock Plan, which allows for the grant of long-term incentives in the form of stock options and stock purchase rights. The Stock Option Committee believes stock option grants encourage the achievement of superior results over time and align employee and stockholder interests. In fixing the grants of stock options to executive officers (other than the Chief Executive Officer) in the last fiscal year, the Stock Option Committee reviewed with the Chief Executive Officer the recommended individual award, taking into account scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of the senior management group. In addition, when hiring new executive officers, the Committee may recommended a grant of options upon acceptance of employment. These grants are made in order to retain qualified personnel and take into account the compensation policies of the Company's competitors and the unique qualifications of the new executives.

         Chief Executive Officer Compensation. The Compensation Committee reviews and fixes the total cash compensation of the Chief Executive Officer based on similar competitive compensation data as for all executive officers and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and positioning the Company for future growth. For fiscal 1999 the cash bonuses paid to the Company's Chief Executive Officers was approximately 65% of the total cash-based compensation, based on the pre-tax operating profit (excluding the non-recurring expenses) of the Company. For fiscal 1999 the Company granted stock options to the Chief Executive Officer to purchase 780,000 shares of common stock exercisable at $15.9844 per share and 480,000 shares of common stock exercisable at $52.375 per share. The award to the Chief Executive Officer was based, among other things, on a review of competitive compensation data from several surveys, data from selected peer companies (based on company size, revenue rate and relative number of outstanding shares) and information regarding long-term compensation awards, as well as the Committee's perception of past and expected future contributions to the Company's achievement of its long-term performance goals.

                                             Respectfully submitted by:
                                             Alexandre Balkanski
                                             James V. Diller

         PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq National Market, and the line-of-business index for semiconductors and related devices (SIC code 3674) published by Media General Financial Services. The graph assumes the investment of $100 on January 1, 1995. The performance shown is not necessarily indicative of future performance.

                  Comparison of 5-Year Cumulative Total Return*
                             Among PMC-Sierra, Inc.,
              Nasdaq National Market Index and SIC Code Index 3674




                               (Graph omitted)









                      ASSUMES $100 INVESTED ON JAN. 1, 1995
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 26, 1999


         *  The  total  return  on  each  of  these   investments   assumes  the
reinvestment of dividends, although cash dividends have never been paid on the Company's Common Stock.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

         THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 26, 1999, INCLUDING, IF SO REQUESTED, THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: INVESTOR RELATIONS, PMC-SIERRA, INC., 105-8555 BAXTER PLACE, BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA.

                                         FOR THE BOARD OF DIRECTORS

         Dated: April 28, 2000

                            APPENDIX 1: FORM OF PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 PMC-SIERRA, INC

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2000

        The undersigned stockholder of PMC-SIERRA, INC. (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement each dated May 2, 2000, and the undersigned revokes all prior proxies and appoints Robert L. Bailey and John W. Sullivan and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel located at 9000 SW Washington Square Road, Tigard, Oregon, on June 15, 2000, at 12:00 Noon local time, and at any adjournment thereof, and instructs said proxies to vote as follows:

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

1. TO ELECT DIRECTORS OF THE COMPANY TO SERVE FOR THE ENSUING YEAR AND UNTIL THE NEXT ANNUAL MEETING OR THE ELECTION OF THEIR SUCCESSORS.

              |_| FOR all nominees listed below (except as indicated)

              |_| WITHHOLD

              James V. Diller         Frank Marshall          Colin Beaumont
              Robert L. Bailey        Alexandre Balkanski

              |_| _____________________________________________________________
              If you wish to withhold authority to vote for any individual nominee, write the name of the nominee on the line above

2. TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK BY 700,000,000 SHARES TO A TOTAL OF 900,000,000 SHARES.

              |_|     FOR              |_|    AGAINST           |_|    ABSTAIN

3. TO CHANGE THE AUTOMATIC ANNUAL INCREASE IN SHARES RESERVED UNDER THE 1994 INCENTIVE STOCK PLAN AND RESTRICT THE ADMINISTRATOR OF THE 1994 PLAN FROM REDUCING THE EXERCISE PRICES OF OPTIONS AND STOCK PURCHASE RIGHTS GRANTED TO EXECUTIVE OFFICERS AND DIRECTORS.

              |_|     FOR              |_|    AGAINST           |_|    ABSTAIN

4. TO CHANGE THE AUTOMATIC OPTION GRANTS UNDER THE 1994 INCENTIVE STOCK PLAN TO NON-EMPLOYEE DIRECTORS FROM 20,000 SHARES OF COMMON STOCK TO 40,000 SHARES UPON APPOINTMENT AND FROM 5,000 SHARES TO 10,000 SHARES ANNUALLY THEREAFTER, PROVIDED SUCH NON-EMPLOYEE DIRECTORS ARE RE-ELECTED TO THE BOARD OF DIRECTORS.

              |_|     FOR              |_|    AGAINST           |_|    ABSTAIN

5. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.


              |_|     FOR              |_|    AGAINST           |_|    ABSTAIN

BY EXECUTING THIS PROXY, THE UNDERSIGNED STOCKHOLDER GRANTS THE PROXIES, IN THEIR DISCRETION, THE ABILITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                                        Dated:                   , 2000
                                                -----------------

                                        _______________________________
                                        Signature

                                        _______________________________
                                        Signature

                                        (Note:  This  Proxy  should  be
                                        marked, dated and signed by the
                                        stockholder  exactly as his/her
                                        name is printed at the left and
                                        returned    promptly   in   the
                                        enclosed  envelope.   A  person
                                        signing    as   an    executor,
                                        administrator,    trustee    or
                                        guardian should so indicate and
                                        specify  his/her  title.  If  a
                                        corporation,   please  sign  in
                                        full    corporate    name    by
                                        President  or other  authorized
                                        officer.   If  a   partnership,
                                        please sign in partnership name
                                        by authorized person. If shares
                                        are held by joint  tenants or a
                                        community  property,  all joint
                                        owners should sign)